Exhibit 99.1

Issuer Direct Reports Fourth Quarter and Full Year 2015 Financial Results

Full Year Operating Cash Flow and Accesswire Revenue Grow to Record Levels; EBITDA Margins Expand to 20%

MORRISVILLE, NC / ACCESSWIRE / March 3, 2016 / Issuer Direct Corporation (NYSE MKT:ISDR) (the “Company”), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today reported its operating results for the three and twelve months ended December 31, 2015. The Company will host an investor conference call today at 4:30 PM Eastern Time, to discuss its operating results and relevant topics on interest.

Fourth Quarter 2015 Financial Highlights with Prior Year Quarter Comparison:

 ●
Revenue was $2.7 million, compared to $3.3 million
 ●
Gross Margin remained at 70%
 ●
EBITDA margin increased to 20%, compared to 17%
 ●
GAAP earnings per diluted share was a loss of $(0.10) per diluted share, compared to a loss of $(0.03) per diluted share. However, GAAP earnings per diluted share for the quarter ended December 31, 2015 includes an impairment loss on intangible assets of $547,000 or $(0.19) per diluted share
 ●
Non-GAAP net income was $356,623 or $0.12 per diluted share compared to $441,374, or $0.20 per diluted share
 ●
The Company generated cash flows from operations of $865,371 compared to cash flows used by operations of $165,698
 ●
Cash balance was $4.2 million at December 31, 2015, compared to $3.7 million at September 30, 2015
 ●
On January 11, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.03 per share.

Year Ended December 31, 2015 Financial Highlights with Prior Year Comparison:

●
Revenue was $11.6 million, compared to $13.6 million
●
Gross margin remained at 70%
●
EBITDA margin increased to 20%, compared to 19%
●
Despite an impairment loss on intangible assets of $547,000 or $0.21 per diluted share, GAAP earnings per diluted share increased to $0.06 per diluted share, compared to $0.02 per diluted share
●
Non-GAAP net income was $1.7 million or $0.66 per diluted share, compared to $1.8 million or $0.86 per diluted share
●
The Company generated cash flows from operations of $3.2 million compared to $1.5 million
●
Cash balance was $4.2 million at December 31, 2015, compared to $1.7 million at December 31, 2014
●
On August 22, 2015, Red Oak converted the remaining $1.7 million of principal on their 8% note into 417,712 shares of the Company’s common stock at the conversion price of $3.99. As a result, the Company will no longer have any non-cash or cash interest expense associated with the note.

Fourth Quarter Key Performance Indicators

●
Excluding Accesswire™, the Company performed work for approximately 933 clients in the fourth quarter of 2015, an increase compared to approximately 915 in the third quarter of 2015, with average revenue per user (“ARPU”) of $2,450 per client.
●
On a stand-alone basis, Accesswire performed news related activities for 911 clients during the fourth quarter, this is slightly lower when compared to 948 in the third quarter 2015. As was the case during the third quarter of 2015, the Company’s focus was on the average cost per release which resulted in the removal of certain lower cost resellers.

Twelve Month Key Performance Indicators

●
Excluding Accesswire, the Company performed work for approximately 1,250 clients in 2015, a decrease compared to approximately 1,350 in 2014. A majority of the decrease is due to customers leaving the Annual Report Service due to less demand for hardcopy fulfillment of annual reports.
●
For the year, Accesswire increased its individual client count by 71% to 2,982 in 2015 compared to 1,739 in 2014.

Brian Balbirnie, CEO of Issuer Direct commented, “In 2015, despite the decrease in revenue, we more than doubled cash from operations, benefiting from steady expense management and maintaining 70% gross margins. At the end of 2015, we launched two new cloud-based solutions, Blueprint™ for SEC and XBRL filings and Classify™, an investor and media targeting platform. These new product launches represent important milestones in our transition from a pure services company to a scalable, technology company, positioning Issuer Direct for what we believe will be future growth.”

Mr. Balbirnie continued, “Our press release business, Accesswire, saw strong growth in virtually all revenue categories: full year 2015 over 2014, fourth quarter year-over-year, fourth quarter sequentially compared to third quarter, as well as an increase in the average price of an Accesswire sale. Our Accesswire business also partially offset the anticipated decline in our shareholder communications business, attributable to our Annual Report Service (ARS) converting from print distribution to digital platforms. We expect growth in the Accesswire business to continue to be strong, especially as consolidation in the press release market occurs, which is creating opportunities for us in client acquisition and team member expansion.”

Mr. Balbirnie concluded, “In 2016, we are leveraging the accelerating interest in our comprehensive platform and investing for growth. We intend to use some of the cash we are generating from operations to increase marketing and hiring of sales executives in order to support our newswire and new cloud-based products. Early results are positive, and with continued growth in our platform pipeline, we expect strong market adoption for both our new products. While 2015 was a staging year in getting these products launched, in 2016 we are fully focused on selling these subscription-based, high margin, scalable software solutions, and completing the transition to a platform technology company.”

Financial Results for the Fourth Quarter ended December 31, 2015:

Total revenue was $2.7 million during the three months ended December 31, 2015, compared to $3.3 million during the same period of 2014. The decrease in revenue is primarily due to a decline in the Annual Report Service offerings as issuers shift from hardcopy fulfillment of annual reports to digital fulfillment and as a result, either downgrade their service to digital or elect to discontinue the service altogether. Additionally, the Company experienced declines in traditional Edgar and XBRL service offerings due to increased pricing pressure as the market continues to mature as well as declines in the stock transfer business as customers performed less corporate directives in 2015 as compared to the same period in 2014. These decreases were partially offset by an increase in revenue from the press release business due to the acquisition of Accesswire, which has experienced both sequential quarter growth and year over year growth.

Gross profit was $1.9 million, or a gross profit margin of 70%, for the quarter, compared to $2.3 million, or 70% gross profit margin, during the fourth quarter of 2014. Despite the downward pressure on revenue, it is anticipated that the Company will be able to maintain or increase gross margin percentages as the Company transitions customers to electronic dissemination of corporate information as well as begins to generate sales from its new cloud-based solutions.

Operating loss was $(313,296) compared to operating income of $231,094 during the same period of last year. However, operating expenses during the fourth quarter of 2015 included an impairment loss on intangible assets of $547,000. The impairment loss related to certain trademarks acquired through the acquisition of PrecisionIR in 2013, some of which the Company elected not to renew during the fourth quarter of 2015 and others that the Company plans to discontinue over the next few years as the Annual Report Service is rebranded as Investor Network™.

Fourth quarter EBITDA was $533,059, or 20%, compared to $560,023, or 17%, in the same period of 2014. Non-GAAP net income, excluding amortization and impairment of intangible assets, stock based compensation, integration of acquisition costs, non-cash interest expense, impact of changes to the deferred tax asset valuation allowance and tax impact of adjustments was $356,623 or $0.12 per diluted share, compared to $441,374 or $0.16 per diluted share during the same period in 2014. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

On a GAAP basis, the Company reported net loss of $(293,839), or $(0.10) per diluted share, compared to a loss of $(65,129), or $(0.03) per diluted share during the same period of 2014.

Financial Results for the Year ended December 31, 2015:

Total revenue was $11.6 million, compared to $13.6 million. The decrease in revenue for the twelve-month period ended December 31, 2015 is due to the same factors noted above for the fourth quarter.

Gross profit was $8.2 million, or 70% gross profit margin, compared to $9.6 million, or 70% gross profit margin, for the prior year. Operating income was $634,236 during 2015 compared to $1.5 million in the prior year, however 2015 operating income includes a $547,000 impairment charge as noted above for the fourth quarter. Despite the impairment loss noted above, the Company was able to decrease operating expenses by over $550,000 for the year ended December 31, 2015, compared to the prior year.

EBITDA for 2015 was $2.3 million or 20% compared to $2.6 million or 19% for the prior year. Non-GAAP net income, excluding amortization and impairment of intangible assets, stock-based compensation, integration of acquisition costs, non-cash interest expense, impact of changes to the deferred tax asset valuation allowance and tax impact of adjustments, was $1.7 million or $0.66 per diluted share, compared to $1.8 million or $0.86 per diluted share. As noted earlier, Red Oak converted the remaining principal of $1,666,673 on its 8% note into 417,712 shares of the Company’s common stock, and as a result, the Company will no longer have any non-cash or cash interest expense associated with the note.

On a GAAP basis, the Company reported a net income of $144,584 or $0.06 per diluted share, compared to $42,126 or $0.02 per diluted share.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

	Three Months ended December 31,
	2015	2014
	Amount	Amount

Net income:	$(293,839)	$(65,129)
Adjustments:
Depreciation and amortization	299,355	329,059
Impairment loss on intangible assets	547,000	-
Interest (income) expense, net	(886)	619,099
Income tax expense (benefit)	(18,571)	(322,876)
EBITDA:	$533,059	$560,153

	Year ended December 31,
	2015	2014
	Amount	Amount

Net income:	$144,584	$42,143
Adjustments:
Depreciation and amortization	1,099,870	1,158,642
Impairment loss on intangible assets	547,000	-
Interest expense, net	622,139	1,710,002
Income tax benefit	(132,487)	(279,475)
EBITDA:	$2,281,106	$2,631,315

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended December 31,
	2015		2014
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$(293,839)	$(0.10)	$(65,129)	$(0.03)
Adjustments:
Amortization and impairment of intangible assets (1)	804,960	0.28	243,748	0.11
Stock based compensation (2)	178,428	0.06	95,337	0.04
Integration and acquisition costs (3)	15,834	0.00	168,782	0.08
Non-cash interest expense (4)	-	-	603,565	0.27
Tax impact of adjustments (5)	(379,704)	(0.13)	(422,344)	(0.19)
Portion of tax benefit related to change in valuation allowance (6)	30,944	0.01	(182,585)	(0.08)
Non-GAAP net income:	$356,623	$0.12	$441,374	$0.20

	Year ended December 31,
	2015		2014
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$144,584	$0.06	$42,146	$0.02
Adjustments:
Amortization and impairment of intangible assets (1)	1,542,338	0.60	934,495	0.44
Stock based compensation (2)	549,184	0.21	410,471	0.19
Integration and acquisition costs (3)	190,000	0.07	291,985	0.14
Non-cash interest expense (4)	535,397	0.21	1,541,065	0.73
Tax impact of adjustments (5)	(1,070,429)	(0.42)	(1,207,646)	(0.57)
Portion of tax benefit related to change in valuation allowance (6)	(179,426)	(0.07)	(182,585)	(0.09)
Non-GAAP net income:	$1,711,648	$0.66	$1,829,931	$0.86

(1)
The adjustments represent the amortization and impairment of intangible assets related to acquired assets and companies.
(2)
The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock units or common stock in exchange for services.
(3)
The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring costs in connection with the acquisitions of Accesswire and PrecisionIR Group, Inc., which were incurred in 2015 and 2014, respectively.
(4)
The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc. The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.
(5)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 38%, which approximates the Company's state and federal tax rates.
(6)
The adjustment eliminates the impact on income tax expense of the change in the valuation allowance established for deferred tax assets associated with net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information

To participate in this event, dial 866-952-7524 domestically, or 785-424-1829 internationally, approximately 5 to 10 minutes prior to 4:30 PM Eastern Time.
Additionally, you can listen to the event online at http://www.investorcalendar.com/IC/CEPage.asp?ID=174743.
If you are unable to participate during the live webcast, the event archive will be available at www.issuerdirect.com/earnings-calls-and-scripts/.
You may access the teleconference replay by dialing 800-723-0544 domestically or 402-220-2656 internationally. The replay will be available beginning approximately 2 hours after the completion of the live event, ending at midnight Eastern on April 3, 2016.
About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, and technologies that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2015, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2015 AND 2014

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$4,215,145	$1,721,343
Accounts receivable (net of allowance for doubtful accounts of $396,884 and $460,564, respectively)	1,253,628	2,013,464

Deferred income tax asset – current	-	7,290
Other current assets	252,468	311,666
Total current assets	5,721,241	4,053,763
Capitalized software, net	723,962	-
Fixed assets, net	175,497	145,384
Deferred income tax asset - noncurrent	97,974	-
Other long-term assets	18,301	28,286
Goodwill	2,241,872	2,241,872
Intangible assets (net of accumulated amortization of $2,512,704 and $1,517,366, respectively)	2,191,296	3,733,634
Total assets	$11,170,143	$10,202,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$385,285	$255,615
Accrued expenses	995,999	1,105,122
Income taxes payable	199,613	135,533
Note payable – related party (net of debt discount of $535,397 at December 31, 2014)	-	1,131,276
Deferred revenue	822,481	877,120
Total current liabilities	2,403,378	3,504,666
Deferred income tax liability	94,566	633,778
Other long-term liabilities	113,222	56,733
Total liabilities	2,611,166	4,195,177
Commitments and contingencies (see Note 9)
Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of December 31, 2015 and 2014.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,785,044 and 2,316,743 shares issued and outstanding as of December 31, 2015 and 2014, respectively.	2,785	2,317
Additional paid-in capital	8,202,605	5,725,470
Other accumulated comprehensive loss	(35,154)	(47,283)
Retained earnings	388,741	327,258
Total stockholders' equity	8,558,977	6,007,762
Total liabilities and stockholders’ equity	$11,170,143	$10,202,939

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(unaudited)	(unaudited)

Revenues	$2,682,607	$3,276,520	$11,619,883	$13,629,684
Cost of services	792,568	973,812	3,447,992	4,065,655
Gross profit	1,890,039	2,302,708	8,171,891	9,564,029
Operating costs and expenses:
General and administrative	694,438	908,982	3,241,404	3,835,439
Sales and marketing	612,884	705,148	2,343,330	2,705,322
Product Development	70,191	128,424	326,584	391,973
Depreciation and amortization	278,822	329,059	1,079,337	1,158,642
Impairment loss on intangible assets	547,000	-	547,000	-
Total operating costs and expenses	2,203,335	2,071,614	7,537,655	8,091,376
Operating income	(313,296)	231,094	634,236	1,472,653
Interest income (expense), net	886	(619,099)	(622,139)	(1,710,002)
Income (Loss) before taxes	(312,410)	(388,005)	12,097	(237,349)
Income tax benefit	18,571	322,876	132,487	279,475
Net income (loss)	$(293,839)	$(65,129)	$144,584	$42,126
Income (loss) per share – basic	$(0.11)	$(0.03)	$0.06	$0.02
Income (loss) per share - fully diluted	$(0.10)	$(0.03)	$0.06	$0.02
Weighted average number of common shares outstanding - basic	2,772,027	2,201,455	2,486,684	2,082,941
Weighted average number of common shares outstanding - fully diluted	2,880,322	2,201,455	2,575,952	2,124,917

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended December 31,
	2015	2014
Cash flows from operating activities
Net income	$144,584	$42,126
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	169,020	275,657
Depreciation and amortization	1,099,870	1,158,062
Impairment loss on intangible assets	547,000	-
Deferred income taxes	(631,938)	(999,603)
Non-cash interest expense	535,397	1,541,065
Stock-based compensation expense	549,184	410,471
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	586,518	(343,678)
Decrease (increase) in deposits and prepaid assets	68,813	(159,171)
Increase (decrease) in accounts payable	132,168	(8,930)
Increase (decrease) in deferred revenue	(44,680)	(142,389)
Increase (decrease) in accrued expenses	20,630	(311,356)
Net cash provided by operating activities	3,176,566	1,462,254

Cash flows from investing activities
Purchase of Accesswire intangible assets	-	(1,700,000)
Capitalized software	(553,684)	-
Purchase of fixed assets	(109,512)	(71,372)
Net cash used in investing activities	(663,196)	(1,771,372)

Cash flows from financing activities
Proceeds from exercise of stock options, net of income taxes	28,100	172,131
Excess tax benefit from share based compensation	38,235	168,819
Payment of dividend	(83,101)	-
Net cash (used in)/provided by financing activities	(16,766)	340,950

Net change in cash	2,496,604	31,832
Cash- beginning	1,721,343	1,713,479
Currency translation adjustment	(2,802)	(23,968)
Cash- ending	$4,215,145	$1,721,343

Supplemental disclosures:
Cash paid for interest	$85,870	$167,742
Cash paid for income taxes	$282,951	$862,808
Non-cash activities:
Common stock issued for acquisition of assets	$-	$140,000
Stock-based compensation - capitalized software	$195,411	$-
Conversion of note payable to common stock	$1,666,673	$856,698